As filed with the Securities and Exchange Commission on August 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEKTAR THERAPEUTICS

(Exact name of registrant as specified in its charter)

Delaware	94-3134940
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

455 Mission Bay Boulevard South San Francisco, California	94158
(Address of Principal Executive Offices)	(Zip Code)

Nektar Therapeutics Amended And Restated 2017 Performance Incentive Plan

(Full title of the plan)

Elizabeth Zhang

Vice President, Legal and Secretary

Nektar Therapeutics

455 Mission Bay Boulevard South

San Francisco, California 94158

(Name and address of agent for service)

415-482-5300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On March 19, 2026, the board of directors of Nektar Therapeutics (the “Registrant”) approved, subject to stockholder approval, an amendment to Registrant’s Amended and Restated 2017 Performance Incentive Plan (as amended, the “PIP”), to increase the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), reserved and available for issuance under the PIP by 3,000,000 shares. The amendment was approved by the Registrant’s stockholders on June 4, 2026. This Registration Statement on Form S-8 (this “Registration Statement”) registers these 3,000,000 additional shares of Common Stock. The additional shares available for issuance under the PIP are of the same class as other securities for which a registration statement on Form S-8 relating to the PIP was previously filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of the Registrant’s prior registration statements filed on (i) Form S-8 (Registration No. 333-218777) on June 15, 2017; (ii) Form S-8 (Registration No. 333-226004) on June 29, 2018; (iii) Form S-8 (Registration No. 333-242327) on August 7; 2020; (iv) Form S-8 (Registration No. 333-258900) on August 18, 2021; (v) Form S-8 (Registration No. 333-266580) on August 5, 2022; (vi) Form S-8 (Registration No. 333-273962) on August 14, 2023; (vii) Form S-8 (Registration No. 333-285827) on March 14, 2025; and (viii) Form S-8 (Registration No. 333-289394) on August 8, 2025 (collectively, the “Prior Registration Statements”).

The information contained in the Registrant’s Prior Registration Statements is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits” which is being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of Inhale Therapeutic Systems (Delaware), Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998).

4.2	Certificate of Amendment of the Amended Certificate of Incorporation of Inhale Therapeutic Systems, Inc. (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2000).

4.3	Certificate of Ownership and Merger of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on January 23, 2003).

4.4	Certificate of Ownership and Merger of Nektar Therapeutics AL, Corporation with and into Nektar Therapeutics (incorporated by reference to Exhibit 3.6 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009).

4.5	Certificate of Amendment to the Amended Certificate of Incorporation of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on June 6, 2025).

4.6	Certificate of Amendment to the Amended Certificate of Incorporation of Nektar Therapeutics (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on June 6, 2025.)

4.7	Amended and Restated Bylaws of Nektar Therapeutics (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on December 16, 2022).

4.8	Specimen Stock Certificate Evidencing the Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on January 23, 2003).

4.9	Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (incorporated by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020).

5.1*	Opinion of Goodwin Procter LLP with respect to the validity of the securities.

99.1+	Nektar Therapeutics Amended and Restated 2017 Performance Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2026).

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (set forth on the signature page of this Registration Statement).

107*	Filing Fee Table

*	Filed herewith.
+	Management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on August 14, 2026.

NEKTAR THERAPEUTICS

By:	/s/ Howard W. Robin
Howard W. Robin
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Howard W. Robin and Elizabeth Zhang, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard W. Robin	Chief Executive Officer, President, and Director	August 14, 2026
Howard W. Robin	(Principal Executive Officer)

/s/ Linda Rubinstein	Interim Chief Financial Officer	August 14, 2026
Linda Rubinstein	(Principal Financial and Accounting Officer)

/s/ Robert B. Chess	Director, Chairman of the Board of Directors	August 14, 2026
Robert B. Chess

/s/ Jeffrey R. Ajer	Director	August 14, 2026
Jeffrey R. Ajer

/s/ R. Scott Greer	Director	August 14, 2026
R. Scott Greer

/s/ Roy A. Whitfield	Director	August 14, 2026
Roy A. Whitfield

/s/ Diana M. Brainard	Director	August 14, 2026
Diana M. Brainard

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